EX. 99.28(g)(2)(vi)

ADDENDUM TO MASTER GLOBAL CUSTODY AGREEMENT

The undersigneds Curian/AQR Risk Parity Fund Ltd., Curian/Neuberger Berman Risk Balanced Commodity Strategy Fund Ltd., and Curian/Van Eck International Gold Fund Ltd., each formed under the Companies law of the Cayman Islands, each with an address at P.O. Box 309, Ugland House, Grand Caymans KY1-1104 Cayman Islands, each hereby requests an addendum to the Master Global Custody Agreement, to reflect a name change to the above entities effective April 27, 2015, as outlined in Schedule A, in conjunction with the securities custody services of JPMorgan Chase Bank, N.A., and by its signature below, agrees to the terms and conditions of that certain Master Global Custody Agreement (including amendments thereto) ("the Custody Agreement") as a Customer as such term is defined therein, that certain Settled Securities Class Action Services Addendum, that certain International Proxy Voting Addendum, each dated June 16, 2011, by and among JPMorgan Chase Bank, N.A. and certain affiliated companies of the undersigned effective as of April 27, 2015. By their signature below, each party hereby agrees to replace Schedule A of the Custody Agreement with Schedule A attached hereto.
Curian/AQR Risk Parity Fund Ltd. Curian/Neuberger Berman Risk Balanced Commodity Strategy Fund Ltd. Curian/Van Eck International Gold Fund Ltd.
By: /s/ Susan S. Rhee Name: Susan S. Rhee Title: Vice President Date: April 27, 2015
Acknowledged and agreed:
JPMORGAN CHASE BANK, N.A.
By: /s/Anna Maria Calla Minniti Name: Anna Maria Calla Minniti Title: Vice President Date: June 4, 2015

Each entity listed on Schedule A to the Custody Agreement
By: /s/ Susan S. Rhee Name: Susan S. Rhee Title: Vice President Date: April 27, 2015

Addendum to Master Global Custody Agreement

SCHEDULE A

List of Accounts

JNL/BlackRock Global Allocation Fund Ltd

JNL/AQR Managed Futures Strategy Fund Ltd

JNL ASF, LLC

JNL ASF II (SBP), LLC

JNL/BlackRock Commodity Securities Strategy Fund Ltd.

JNL/Ivy Asset Strategy Fund Ltd.

JNL/AQR Risk Parity Fund Ltd. (formerly, Curian/AQR Risk Parity Fund Ltd.)

JNL/Van Eck International Gold Fund Ltd. (formerly, Curian/Van Eck International Gold Fund Ltd.)
JNL/AllianceBernstein Dynamic Asset Allocation Fund Ltd.

JNL/Neuberger Berman Risk Balanced Commodity Strategy Fund Ltd. (formerly, Curian/Neuberger Berman Risk Balanced Commodity Strategy Fund Ltd.)
Addendum to Master Global Custody Agreement